Exhibit 10.5

SECOND AMENDMENT TO THE
QUANEX CORPORATION HOURLY BARGAINING UNIT SAVINGS PLAN

THIS AGREEMENT by Quanex Corporation, a Delaware corporation (the “Company”),

W I T N E S S E T H:

WHEREAS, the Company maintains the Quanex Corporation Hourly Bargaining Unit Savings Plan (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to comply with certain requirements of the Economic Growth and Revenue Reconciliation Act of 2001, Final Department of Treasury Regulations issued under section 401(a)(9) of the Internal Revenue Code of 1986, as amended and new claims procedure rules issued by the Department of Labor;

NOW THEREFORE, the Plan is hereby amended as follows:

(1)           Effective January 1, 2003, the following new definitions shall be added to Article I in alphabetical order:

“Applicable Distribution Period” means as follows:

(a)           Distributions During the Participant’s or former Participant’s Life.  For Distribution Calendar Years commencing on or after January 1, 2003, up to and including the Distribution Calendar Year that includes the Participant’s or former Participant’s death, the “Applicable Distribution Period” is the Participant’s or former Participant’s life expectancy determined using the Uniform Lifetime Table in Regulation section 1.401(a)(9)-9 for his age as of his birthday in the relevant Distribution Calendar Year.  However, if the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary for the entire Distribution Calendar Year is his Spouse, for distributions during his lifetime, his “Applicable Distribution Period” shall not be less than the joint life expectancy of him and his Spouse using his and his Spouse’s attained ages as of his and his Spouse’s birthdays in the Distribution Calendar Year.

(b)           Distributions after the Participant’s or former Participant’s Death.  Effective for Distribution Calendar Years commencing on or after January, 1, 2003, if a Participant or former Participant dies on or after his Required Beginning Date, the “Applicable Distribution Period” for Distribution Calendar Years after the Distribution Calendar Year containing the Participant’s or former Participant’s date of death is the longer of the remaining life expectancy of his Section 401(a)(9) Beneficiary (if any)

determined in accordance with the Final Section 401(a)(9) Regulations (calculated by using the age of the Section 401(a)(9) Beneficiary in the year following the year of the former Participant’s death, reduced by one for each subsequent year) or the remaining life expectancy of the  former Participant determined in accordance with the Final Section 401(a)(9) Regulations (calculated by using the age of the former Participant in the year of death, reduced by one or each subsequent year).  However, if the former Participant’s surviving Spouse is the former Participant’s sole Section 401(a)(9) Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the former Participant’s death using the surviving Spouse’s age as the surviving Spouse’s birthday in that year; and for distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the surviving Spouse’s birthday in the calendar year of the surviving Spouse’s death, reduced by one for each subsequent calendar year.

“Claimant” means a Participant, former Participant or Beneficiary, as applicable.

“Distribution Calendar Year” means a calendar year for which a minimum distribution is required to be made to a Participant or former Participant under section 401(a)(9) of the Code and Department of Treasury Regulations thereunder.  If a Participant’s or former Participant’s Required Beginning Date is April 1 of the calendar year following the calendar year in which he attains age 70½, his first Distribution Calendar Year is the calendar year in which he attains age 70½.  If a Participant’s or former Participant’s Required Beginning Date is April 1 of the calendar year following the calendar year in which he incurs a Separation From Service, his first Distribution Calendar Year is the calendar year in which he incurs a Separation From Service.

“Final Section 401(a)(9) Regulations” means the final Department of Treasury Regulations issued under section 401(a)(9) of the Code which were published in the Federal Register on April 17, 2002.

“Section 401(a)(9) Beneficiary” means an individual who is a Participant’s or former Participant’s Beneficiary on the date of the Participant’s or former Participant’s death and (unless the Beneficiary dies after the date of the Participant’s or former Participant’s death and before September 30 of the following calendar year without disclaiming benefits under the Plan) who remains a Beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s or former Participant’s death.  If the Participant’s or former Participant’s Beneficiary is a trust, an individual beneficiary of the trust may be a Section 401(a)(9) Beneficiary of the Participant or former Participant if the requirements of Regulation Section 1.401(a)(9)-4 are satisfied.

“Spouse” means the person to whom the Participant or former Participant is married under applicable local law.  In addition, to the extent provided in a Qualified Domestic Relations Order, a surviving former spouse of a Participant or former Participant will be treated as the Spouse of the Participant or former Participant, and to the same extent any current spouse of the Participant or former Participant will not be treated as a Spouse of the Participant or former Participant.  For purposes of Section 5.06, a former Spouse to whom all or a portion of a

Participant’s or former Participant’s Plan benefit is payable under a Qualified Domestic Order shall, to that extent, be treated as a Spouse or surviving Spouse regardless of whether the Qualified Domestic Relations Order specifically provides that the former Spouse is to be treated as the Spouse for purposes of Sections 401(a)(11) and 417 of the Code.

(2)       Effective January 1, 2003, the definition of “Spouse” contained in Article 1 (as in effect prior to this amendment) is deleted.

(3)       Effective January 1, 2003, Section 3.02 of the Plan is amended by changing all references therein to “Participant” to “Catch-up Eligible Participant”.

(4)       Effective January 1, 2003, Section 5.06 is amended by redesignating paragraph (e) thereof as paragraph (h) and by replacing the remaining text of Section 5.06 with the following language:

5.06     Required Distributions:

Notwithstanding any other provision of the Plan, all benefits payable under the Plan shall be distributed, or commence to be distributed, in compliance with the following provisions:

(a)           Required Distributions for Certain Persons Who are 70½ or Older.  Unless a Participant’s or former Participant’s entire nonforfeitable interest in his Plan benefit is distributed to him in a single sum no later than his Required Beginning Date or in the form of an annuity purchased from an insurance company, the Participant’s or former Participant’s nonforfeitable interest in his Plan benefit must begin to be distributed, not later than his Required Beginning Date, over the life of the Participant or former Participant, or the joint lives of the Participant or former Participant and his Section 401(a)(9) Beneficiary, or over a period not extending beyond the life expectancy of the Participant or former Participant or the joint and last survivor expectancy of the Participant or former Participant and his Section 401(a)(9) Beneficiary.  The distribution required to be made on or before the Participant’s or former Participant’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year.  The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s or former Participant’s Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year.  In the case of a benefit payable in a form other than a single sum or an annuity purchased from an insurance company, the amount that must be distributed for a Distribution Calendar Year is an amount equal to the amount specified in Paragraph (b) of this Section 5.06.

(b)           Required Minimum Distributions.  If a Participant’s or former Participant’s Required Beginning Date is before the date on which he incurs a Separation From Service, the Participant or former Participant (if he is then alive) must be paid either the entire amount credited to his Account or annual distributions from the Plan in the amounts required under section 401(a)(9) of the Code and Regulations thereunder commencing no later than his Required Beginning Date until his entire interest under the Plan has been distributed under this Article V.  The distribution required to be made on or before the Participant’s or former Participant’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year.  The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s or former Participant’s Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year.  The amount that must be distributed for a Distribution Calendar Year is an amount equal to (1) the Participant’s or former Participant’s Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year, increased by any contributions or forfeitures allocated and made to the Account during such immediately preceding calendar year after the Valuation Date, and decreased by distributions made during such immediately preceding calendar year after the Valuation Date, divided by (2) the Participant’s or former Participant’s Applicable Distribution Period.

(c)           Distribution Deadline for Death Benefit When Participant or Former Participant Dies Before His Distributions Begin.  If a Participant or former Participant dies before the date distribution of his nonforfeitable interest in his Plan benefit begins, his entire nonforfeitable interest in his Plan benefit will be distributed, or begin to be distributed, to his Section 401(a)(9) Beneficiary no later than as follows:

(1)           If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant or former Participant died, or by December 31 of the calendar year in which the Participant or former Participant would have attained age 70 1/2 , if later.

(2)           If the Participant’s or former Participant’s surviving Spouse is not the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary and the payment of Plan death benefits to the Section 401(a)(9) Beneficiary will not be in the form of a single sum or a commercial annuity, then distributions to the Section 401(a)(9) Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant or former Participant died.

(3)           If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9)  Beneficiary, and the payment of a Plan death benefit to the Section 401(a)(9) Beneficiary will be in the form of a single sum, then the Participant’s or former Participant’s entire nonforfeitable interest in his

Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s or former Participant’s death.

(4)           If there is no Section 401(a)(9) Beneficiary as of September 30 of the calendar year following the calendar year of the Participant’s or former Participant’s death, then the Participant’s or former Participant’s entire nonforfeitable interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s or former Participant’s death.

(5)           If the Participant’s or former Participant’s surviving Spouse is the Participant’s or former Participant’s sole Section 401(a)(9) Beneficiary and the surviving Spouse dies after the Participant or former Participant but before distributions to the surviving Spouse begin, this Section 5.06(e), other than Section 5.06 (e)(1), will apply as if the surviving Spouse were the Participant.

Unless the Participant’s or former Participant’s interest is distributed in the form of an annuity or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraph (b) of this Section 5.06.

(d)           Distribution of Death Benefit When Participant or Former Participant Dies On or After His Required Beginning Date.  If a Participant or former Participant dies on or after his Required Beginning Date, his Plan benefit must be distributed to his Section 401(a)(9) Beneficiary at least as rapidly as the method of payment of minimum required distributions being used as of the date of his death.

(e)       Limitations on Death Benefits.  Benefits payable under the Plan shall not be provided in any form that would cause a Participant’s or former Participant’s death benefit to be more than incidental. Any distribution required to satisfy the incidental benefit requirement shall be considered a required distribution for purposes of section 401(a)(9) of the Code.

(f)       Requirements in the Case of a Commercial Annuity.  If a Participant’s or former Participant’s nonforfeitable interest in his Plan benefit is distributed in the form of an annuity purchased from an insurance company, distributions under the annuity contract will be made in accordance with the requirements of section 401(a)(9) of the Code and Department of Treasury Regulations.

(g)       Compliance with Section 401(a)(9).  All distributions under the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and all Regulations promulgated thereunder, including, effective January 1, 2003, the Final Section 401(a)(9) Regulations, including sections 1.401(a)(9)-1 through 1.401(a)(9)-9 of the Final Section 401(a)(9) Regulations.  The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution options in the Plan inconsistent with section 401(a)(9) of the Code.

(5)       Effective January 1, 2002, Section 5.12 is amended to provide as follows:

5.12         Claims Review Procedures; Claims Appeal Procedures.

(a)           Claims Review Procedures.  When a benefit is due, the Claimant should submit a claim to the Committee.  Under normal circumstances, the Committee will make a final decision as to a claim within 90 days after receipt of the claim.  If the Committee notifies the Claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim.  The written notice must indicate the circumstances necessitating the extension and the anticipated date for the final decision.  If a claim is denied during the claims period, the Committee must notify the Claimant in writing, and the written notice must set forth in a manner calculated to be understood by the Claimant:

(1)           the specific reason or reasons for denial;

(2)           specific reference to the Plan provisions on which the denial is based;

(3)           a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(4)           an explanation of the Plan claims review procedures and time limits, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA.

If a decision is not given to the Claimant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.

(b)           Claims Appeals Procedures. If a Claimant’s claim made pursuant to Section 5.12(a) is denied and he wants a review, he must apply to the Committee in writing.  That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits.  In addition, the Claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim.  For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations.  The Committee must take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination.  The Claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial.  The Committee can schedule any meeting with the

Claimant or his representative that it finds necessary or appropriate to complete its review.

(c)           This Section 5.12 does not apply in connection with determinations as to whether a Participant or former Participant has incurred a Disability.  Rather, such determinations shall be subject to the procedures specified in Section 5.13.

(6)       Effective January 1, 2003, Article V is amended by adding these to the following new Section 5.13:

5.13         Disability Benefit Claims Procedure.

(a)           Disability Benefit Initial Determination Procedure.  In the case of a claim for Disability benefits, the Claimant should submit a claim to the office designated by the Committee to receive claims. Under normal circumstances, the Committee shall notify the Claimant of any Disability claims denial (wholly or partially) within 45 days after receipt of the claim.

The Committee retains the authority to unilaterally extend the initial 45 day Disability claims determination period by a period not to exceed an additional 30 days, if the Committee determines that such extension is necessary due to matters beyond the control of the Committee.  If the initial Disability claims determination period is extended by the unilateral action of the Committee, the Committee shall, prior to the expiration of the initial 45 day Disability claims determination period, notify the Claimant in writing of the extension and of the circumstances requiring the extension of the Disability claims determination period.

If, prior to the end of the first 30-day extension, the Committee determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within the extension period, the Disability claims determination period may be extended for an additional 30 days, provided the Committee, prior to the expiration of the first 30-day extension period, notifies the Claimant in writing of the circumstances requiring the extension and the date on which the Plan expects to render a decision.  In the case of any notice extending the Disability claims determination period, the notice must be in writing and shall specifically explain the standards on which the entitlement to a benefit is based; the unresolved issues that prevent a determination on a claim; additional information that is needed to resolve those issues; and, if additional information is required from the Claimant, a statement as to the amount of time the Claimant has to supply that information.

Calculation of Time Periods.   The period of time within which a Disability benefit determination is required to be made shall begin on that date the claim is filed in accordance with this Section, without regard to whether all the information necessary to make the Disability benefits determination accompanies the filing.  In the event the Disability claims determination period is extended due to the Claimant’s failure to submit information necessary to such determination, the Disability claims determination period shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.  The Claimant shall be afforded at least 45 days from receipt of the notice of extension to provide the specified information.  If the Claimant fails to supply the specified information within the 45-day period, the claim determination process shall continue and the specified information shall be deemed not to exist.

(b)           Disability Claims Appeal Procedure.  If a Claimant’s claim for a Disability benefit is denied (in whole or in part), he is entitled to a full and fair review of that denial.  A full and fair review of a Disability benefit claim denial shall provide the Claimant with 180 days from the receipt of any adverse claim determination to appeal the denial.  If the Claimant does not file an appeal within 180 days of the adverse claim determination, such denial becomes final.

Under the full and fair review, the Claimant shall be afforded an opportunity to submit written comments, documents, records, and other information relating to the claim for benefits to the reviewing fiduciary.  The Claimant shall be entitled to receive upon request and free of charge reasonable access to and copies of all information relevant to the claim. For purposes of a Disability benefit claim denial, the term “relevant” shall mean information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations.  For this purpose, the term “relevant” shall also include a statement of policy or guidance with respect to the Plan concerning the Disability benefit for the diagnoses of the Claimant, without regard to whether such advice or statement was relied upon in making the claims determination.  The review of a benefit claim denial shall not afford any deference to the initial adverse claim determination.

The review of the Disability claims denial shall be conducted by the appropriate named fiduciary who is neither the named fiduciary who made the initial adverse claim determination nor subordinate to such individual.

In reviewing a denial of a claim for a Disability benefit, in which the denial was based in whole or in part on medical judgement, the appropriate named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgement.  The health care professional consulted upon review of an adverse benefit claim denial shall be neither the health care professional that was consulted in connection with the adverse benefit determination that is the subject of the appeal nor a subordinate of any such individual.  The reviewing fiduciary shall provide the identification of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with Claimant’s Disability benefit claim denial, without regard as to whether the advice was relied upon in making the benefit determination.

The appropriate reviewing fiduciary must take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard as to whether the information was submitted or considered in the initial benefit determination.  The Claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial.  The reviewing fiduciary can schedule any meeting with the Claimant or his representative that it finds necessary or appropriate to complete its review.

If a timely request is made, the reviewing fiduciary shall notify the Claimant of the determination upon appeal within 45 days after receipt of the request for review (without regard to whether all the information necessary to make the benefit determination accompanies the filing).  The reviewing fiduciary retains the authority to unilaterally extend the initial 45-day review period by a period not to exceed an additional 45 days, if the fiduciary determines that special circumstances exist requiring additional time for reviewing the claim.  If the initial review period is extended by the unilateral action of the appropriate reviewing fiduciary, the fiduciary shall, prior to the expiration of the initial 45 day review period, notify the Claimant in writing of the extension.  The written notice of extension shall identify the special circumstances necessitating the extension and provide the anticipated date by which the Plan expects to render the determination on review.

Calculation of Time Periods Upon Appeal.   The period of time within which a determination on a Disability claims appeal is required to be made shall begin on that date the appeal is filed in accordance with this Section, without regard to whether all the information necessary to make the Disability benefits determination accompanies the filing.  In the event the Disability claims review period is extended due to the Claimant’s failure to submit information necessary to such determination, the Disability claims review period shall be tolled from the date on which the notification of the extension is sent to the Claimant until the date on which the Claimant responds to the request for additional information.  The Claimant shall be afforded at least 45 days from receipt of the notice of extension to provide the requested information.  If the Claimant fails to supply the requested information within the 45-day period, the claims review process shall continue and the specified information shall be deemed not to exist.

The reviewing fiduciary shall provide the Claimant with a written notice of the Plan’s benefit determination upon review.  The notice shall set forth the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under section 502(a) of ERISA.  The notice shall also include the following statement,

“You and the Plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

If a decision is not given to the Claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

The request for review must be filed within 90 days after the denial.  If it is not, the denial becomes final.  If a timely request is made, the reviewing fiduciary must make its decision, under normal circumstances, within 60 days of the receipt of the request for review.  However, if the reviewing fiduciary notifies the Claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review.  The written notice must indicate the circumstances necessitating the extension and the anticipated date for the final decision.  All decisions of the reviewing fiduciary must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits, and a statement of the Claimant’s right to bring an action under section 502(a) of ERISA.  If a decision is not given to the Claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

(7)       Effective January 1, 2003, the second sentence of paragraph (d) of Section 12.01 is amended by deleting the words “or if the Plan is deemed amended by an automatic change to or from a top heavy vesting schedule”.

(8)       Effective January 1, 2003, the first sentence of Section A.2.3 of the Appendix A is revised to provide as follows:

The maximum Salary Deferral Contribution that a Participant may elect to have made on his behalf during a calendar year may not, when added to his elective deferrals under other plans or arrangements which are both (1) described in sections 401(k), 403(b), 408(k) and 408(p)(2) of the Code and (2) maintained by the Employer or an Affiliated Employer, exceed the amount of the limitation in effect under section 402(g)(1) of the Code for the Participant’s taxable year beginning in such calendar year.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in multiple counterparts, each of which shall be deemed to be an original, on this 30th day of December, 2002.

QUANEX CORPORATION

By	/s/ Paul J. Giddens
	Name:	Paul J. Giddens
	Title:	Vice President Human Resources and Administration